Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hornbeck Offshore Services, Inc. 2005 Employee Stock Purchase Plan of our report dated February 18, 2005, with respect to the consolidated financial statements of Hornbeck Offshore Services, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Ernst and Young LLP

New Orleans, Louisiana

May 6, 2005